Exhibit 4.41

DATED                    2005

The Vendors

(whose names are hereinafter set out)

- and -

INDIAGAMES LIMITED

- and -

TOM ONLINE GAMES LIMITED

SUPPLEMENTAL AGREEMENT

THIS AGREEMENT is made on            the day of                    2005

BETWEEN:

(1)	VISHAL GONDAL, son of Prannath GONDAL, residing at 14A1 Chanoralayam Postal Colony Road, Chembur, Mumbai 400 071, India (“Founder”);

(2)	INFINITY TECHNOLOGY TRUSTEE PRIVATE LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at 111, Currimjee Building, 1st Floor, M.G. Road, Fort, Mumbai 400 023, India (“Infinity”);

(3)	SARA FUND TRUSTEE COMPANY LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at USI Complex, Rao Tula Ram Marg, Opposite Signals Enclave, New Delhi 110010, India, which is represented by IL&FS INVESTMENT MANAGERS LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at The ILFS Financial Centre, Plot Number C-22, G-Block, Bandra Kurla Complex, Bandra East, Mumbai, India (“IL&FS”);

(4)	PRANNATH GONDAL, son of Motiram GONDAL, residing at 14A1, Chandralayam Building, Postal Colony Road, Sarvodaya Estate, Chembur, Mumbai 400071, India;

(5)	SHASHI GONDAL, wife of Prannath Motiram Gondal residing at 14A1, Chandralayam Building, Postal Colony Road, Sarvodaya Estate, Chembur, Mumbai 400071, India;

(6)	SANJAY GONDAL, Prannath Motiram Gondal, residing at 14 A 1, Chandralayam Building, Postal Colony Road, Sarvodaya Estate, Chembur, Mumbai 400071, India;

(7)	DEEPAK CHANDAPPA AIL, son of Chandappa Parmeshwar AIL residing at A/20, Munjal Nagar, Near Amar Mahal, Chembur, Mumbai 400089, India;

(8)	MANOJ BORKAR, son of Yeshwant Borkar, residing at Trimurti Apartments, A Wing, Flat No. 103, Ajmal Road, Vile Parle East, Mumbai 400057, India and ANAGHA BORKAR, wife of Manoj Borkar, residing at Trimurti Apartments, A Wing, Flat No. 103, Ajmal Road, Vile Parle East, Mumbai 400057, India;

(9)	RAHUL DINESH SHAH, son of Dinesh C. Shah, residing at Lanuvilla, B-2&3, 79B, Tagore Road, Santacruz West, Mumbai 400054, India, DULARI DINESH SHAH, wife of Dinesh C. Shah, residing at Lanuvilla, B-2&3, 79B, Tagore Road, Santacruz West, Mumbai 400054, India and ARUNA RAHUL SHAH, wife of Rahul Dinesh Shah, residing at Lanuvilla, B-2&3, 79B, Tagore Road, Santacruz West, Mumbai 400054, India;

(10)	SHAHZAAD DALAL, son of Siraj Dalal, residing at 902, Crescent Heights, V. N. Naik Road (Forjett Street), Mumbai 400036, India and NAFISA DALAL, wife of Shahzaad Dalal, residing at 902, Crescent Heights, V. N. Naik Road (Forjett Street), Mumbai 400036, India;

(11)	PINKY BHATIA, wife of Rajesh Bhatia, residing at Ground Floor, Flat No. 1, Parvati Villa, 5th Road, Hindu Colony, Dadar, Mumbai 400025, India and RAJESH BHATIA, son of Meghraj Bhatia, residing at Ground Floor, Flat No. 1, Parvati Villa, 5th Road, Hindu Colony, Dadar, Mumbai 400025, India;

(12)	SHASHANK SHARAD KHADE, son of Sharad Narayan Khade, residing at A/ 12 Shayog, Eksar Road, Borivali (W), Mumbai 400091, India;

(13)	MUNEESH CHAWLA, son of C.J. Chawla, residing at A 702, Ambience Island, NH 8, Gurgaon 122002, India;

(14)	VIDYA N. DESHPANDE, wife of Satya Srinivas Baratam, residing at Flat No. 32, Five Oaks Apartments, 5, Infantry Road Cross, Bangalore 560001, India;

(15)	VIKRAM GODSE, son of Suhas Baburao GODSE, residing at 132 Shaan Apartments, Kashinath Dhuru Road, Dadar, Mumbai 400028, India;

(16)	HARPREET VISHAL GONDAL, wife of Vishal Prannath GONDAL residing at 14A1, Chandralayam Building, Postal Colony Road, Sarvodaya Estate, Chembur, Mumbai 400071, India;

(17)	KIRAN JAGANNATH NAYAK, on of Jagannath Dattatrya NAYAK residing at Krishna Kunj, Opposite Anupam Talkies, Goregaon East, Mumbai 400063, India;

(18)	MAHENDRA VASUDEO PATEL, son of Vasudeo Bhikabhai Patel residing at A/303, Aishwarya Enclave, Yashwantrao Tawde Road, Dahisar West, Mumbai 400068, India;

(19)	CYRIL FERRY, son of Eyonees AUGUSTINE, residing at 3B/204,Green Meadows, Lokhandwala Complex, Kandivili East, Mumbai 400101, India;

(20)	INDIAGAMES LIMITED, a company incorporated under the provisions of the Companies Act, 1956 of India, whose registered office at B/423, Shrikant Chambers, Chembur, Mumbai 400 071, India (“Company”); and

(21)	TOM ONLINE GAMES LIMITED, a company duly incorporated and existing under the laws of Mauritius, whose registered office is at 4th Floor, Les Cascades, Edith Cavell Street, Port Louis, Mauritius (“Investor”).

(The parties to this Agreement (collectively, “Parties” and individually, “Party”) set out in (1) to (19) above are collectively referred to as the “Vendors”.)

WHEREAS:

(A)	The Parties entered into a share purchase and subscription agreement dated 17 December 2004 in respect of, among other things, the sale and purchase of 386,833 shares of Rupee 10 each in the capital of the Company, all of which are issued, fully paid-up and are beneficially owned by the Vendors (“Sale and Subscription Agreement”).

(B)	The Parties agree to amend and supplement the terms and conditions set out in the Sale and Subscription Agreement upon the terms and subject to the conditions as hereinafter set out.

NOW IT IS HEREBY AGREED as follows:

1.	Unless the context requires otherwise, words and expressions defined in the Sale and Subscription Agreement shall have the same meaning when used herein.

2.	The Parties hereby acknowledge that references to IL&FS Investment Managers Limited in the Sale and Subscription Agreement actually refer to SARA FUND TRUSTEE COMPANY LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at USI Complex, Rao Tula Ram Marg, Opposite Signals Enclave, New Delhi 110010, India, which is represented by IL&FS Investment Managers Limited.

3.	The definition of “Long Stop Date” in article 1.1 of the Sale and Subscription Agreement is hereby amended to read as follows:

“Long Stop Date” shall have the meaning ascribed thereto in Article 4.3.1;”

4.	(a)	Notwithstanding anything to the contrary set out in articles 2.4, 6.1.3(a)(i)(1) and 6.1.4 of the Sale and Subscription Agreement, the Investor shall pay the Sale Consideration on or before the Sale Closing Date in the following manner:

(i) a sum of US$13,431,739 of the Sale Consideration (“Initial Consideration”) shall be paid to the Escrow Agent upon the terms and subject to the conditions set out in the Escrow Agreement; and

(ii) the balance of the Sale Consideration (being a sum of US$300,000) (“Escrow Amount”) shall be paid on behalf of the Founder, Infinity and IL&FS (“Escrow Vendors”) into the Escrow Account pursuant to article 7.2.1 of the Sale and Subscription Agreement (as amended under this Agreement) and, forthwith thereafter, the Investor shall deliver or caused to be delivered to the Escrow Vendors a certified true copy of the relevant bank remittance slip evidencing that the Escrow Amount has been so deposited in the Escrow Agreement.

Notwithstanding anything contained in this Agreement but subject to article 7.2 of the Sale and Subscription Agreement (as amended under this Agreement), none of the Escrow Vendors’ rights, titles and interests in and to the Escrow Amount shall vest until the date falling 24 months after the Subscription Closing Date.

	(b)	References to the “Sale Consideration” in articles 6.1.3(a)(i)(1) and 6.1.4 of the Sale and Subscription Agreement shall be construed as references to the “Initial Consideration”.

(c)	The payment by the Investor of the Escrow Amount into the Escrow Account pursuant to clause 4(a)(ii) of this Agreement shall be an absolute discharge of the Escrow Vendors’ obligations to pay the Escrow Amount into the Escrow Account under article 7.2.1 of the Sale and Subscription Agreement (as amended under this Agreement).

(c)	Articles 7.2.1, and 7.2.2(a), (b) and (d) of the Sale and Subscription Agreement are hereby amended to read as follows:

“7.2.1	By way of security for the liability of the Founder under the Tax Warranties, on the Sale Closing Date, the Escrow Vendors shall pay a sum equal to the Escrow Amount or cause the Escrow Amount to be paid into a separately designated interest-bearing deposit account with Hongkong and Shanghai Banking Corporation Limited in Hong Kong (or such other bank as the Investor and the Founder may agree) (“Escrow Account”), which account shall be free from any lien, charge, encumbrance, set-off or counterclaim.

7.2.2	The Escrow Account shall be operated as follows:

(a)	the Escrow Account shall be in the name of the Investor and shall be designated as “Indiagames Escrow Account”. The amount for the time being standing to its credit (including the amount of interest credited thereto) is hereinafter referred to as the “Deposit”;

(b)	subject to any order or decree of any court of competent jurisdiction, no payment shall be made out of the Escrow Account except in accordance with the bank mandate in relation to the Escrow Account which shall require the signatures of at least one of the authorised signatories of the Escrow Vendors and at least one of the authorised signatories of the Investor;

…

(d)	subject to Articles 7.2.2(c) and 7.2.2(e), the Deposit (excluding, for this purpose, any sum retained pursuant to Article 7.2.2(e)) shall be paid to the Escrow Vendors in the following proportions on the date falling 24 months after the Subscription Closing Date (“Expiry Date”) (without further authority on the part of the Investor) in such manner to be notified by each of the Escrow Vendors in writing at least 5 Business Days prior to the Expiry Date or, failing such notices, the entire amount of the Deposit shall be paid to the Founder:

The Founder:	13.84%
Infinity:	50.26%
IL&FS:	35.90%”

5.	The date by which the Subscription Closing shall take place (as specified in article 6.2.1 of the Sale and Subscription Agreement) shall be deferred to 31 March 2005 and article 6.2.1 of the Sale and Subscription Agreement is hereby amended to read as follows:

“6.2.1	The Subscription Closing shall take place on or before 31 March 2005 and on such Business Day as specified in a written notice to be given by the Investor to the Company (“Subscription Closing Date”).”

6.	The Parties hereby acknowledge and agree that the number of Shares to be sold by Deepak Chandappa AIL to the Investor under the Sale and Subscription Agreement is 1,941 Shares and schedule 1 to the Sale and Subscription Agreement shall be amended accordingly.

7.	This Agreement is supplemental to and amends the Sale and Subscription Agreement and, save as expressly provided herein, all provisions in the Sale and Subscription Agreement shall remain in full force and effect.

8.	If any provision of the Sale and Subscription Agreement is inconsistent with the changes contemplated hereunder or provided herein, the provisions of this Agreement shall prevail to the extent contemplated hereunder.

9.	All references in the Sale and Subscription Agreement to “this Agreement”, “hereunder” and “herein” and any other cognate expressions shall be construed as references to the Sale and Subscription Agreement as amended under this Agreement, or as otherwise amended from time to time.

10.	This Agreement shall be governed by and construed in accordance with the laws of India.

11.	Any dispute, controversy or claim arising from or in connection with this Agreement (or the breach, termination or invalidity hereof) shall be submitted to the Singapore International Arbitration Centre for arbitration in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules. Any such arbitration shall be:

(a)	proceeded in English; and

(b)	presided by three arbitrators, of which one shall be appointed by the Investor, one by the Vendors and the Company and the third arbitrator jointly by the two arbitrators appointed by the Parties.

Any arbitral judgments made in accordance with this provision shall be conclusive and binding on the Parties.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

Signed by
VISHAL GONDAL

Signed by
PRANNATH GONDAL

Signed by
SHASHI GONDAL

Signed by
SANJAY GONDAL

Signed by
DEEPAK CHANDAPPA AIL

Signed by
HARPREET VISHAL GONDAL

Signed by
KIRAN JAGANNATH NAYAK

Signed by
MAHENDRA VASUDEO PATEL

Signed for and on behalf of
INFINITY TECHNOLOGY TRUSTEE PRIVATE LIMITED
By:
Title:

Signed for and on behalf of
SARA FUND TRUSTEE COMPANY LIMITED represented by
IL&FS INVESTMENT MANAGERS LIMITED
By:
Title:

Signed by
MANOJ BORKAR

Signed by
RAHUL DINESH SHAH, DULARI DINESH SHAH and ARUNA RAHUL SHAH

Signed by
SHAHZAAD DALAL

Signed by
PINKY BHATIA and RAJESH BHATIA

Signed by
SHASHANK SHARAD KHADE

Signed for and on behalf of
MUNEESH CHAWLA
By: Rahul SHAH as his/her lawful attorney

Signed for by
VIDYA N. DESHPANDE

Signed by
CYRIL FERRY

Signed by
VIKRAM GODSE

Signed for and on behalf of
INDIAGAMES LIMITED
By: Vishal GONDAL
Title: Director

Signed for and on behalf of
TOM ONLINE GAMES LIMITED
By:
Title: